Exhibit 99.1

NEWS RELEASE

LIMO EXPLORATION UPDATE: BEST RESULT -

0.161 OPT OVER 50 FT. INCLUDING 0.278 OPT OVER 15 FT.

DRILLING TO COMMENCE IN MEXICO: ENCOURAGING RESULTS -

0.274 OPT OVER 113 FT. INCLUDING 0.46 OPT OVER 62.2 FT.

Denver, Colorado (December 12, 2007) - US GOLD CORPORATION (AMEX:UXG -TSX:UXG - Frankfurt: US8) is pleased to provide an update on some of its projects, including the Company’s upcoming exploration in Mexico and recent drill results from the Limo project in northeastern Nevada that intersected 0.161 ounces per ton (opt) gold over 50 feet (ft.) (5.522 gpt (grams per  tonne) gold over 16.8 meters), including 0.235 opt gold over 15 ft. (8.023 gpt gold over 4.6 m), and a second zone containing 0.278 opt gold over 15 ft (9.515 gpt gold over 4.6 m).

“Our acquisitions in March transformed US Gold from a single 36 sq. mile (93 sq. km) property into one of the Cortez Trend’s largest land holders with over 170 sq. miles (440 sq. km). We now control a total of 250 sq. miles (648 sq. km) in Nevada giving us one of the largest and most exciting land positions in the State. We also acquired a large prospective land position in Mexico where previous drilling (2003) encountered very encouraging results. We have assembled an attractive package of assets this year, encountered newsworthy gold values, and continue to have a strong treasury heading into 2008,” stated Rob McEwen, Chairman and CEO.

LIMO PROJECT

Limo is a large 30 sq. mile (78 sq. km) property that historically produced 93,000 ounces of gold. Management believes there are many geologic similarities to Barrick’s Bald Mountain mine that is located 20 miles (32 km) to the west. Gold has been identified along the 15-mile (24 km) length of the Limo property in numerous mineralized areas. The most recent drilling at Limo targeted two areas referred to as Resurrection Ridge and Ticup (See Figure 1) and was designed to accomplish three objectives:

1.              Expand known mineralization and higher-grade.

2.              Test for continuity between the mineralized areas.

3.              Obtain information for an initial resource estimate.

1. Expanding Known Mineralization

New results continue to expand the known mineralization and have begun to outline what US Gold geologists believe is a potential zone of higher grade (Resurrection Ridge). The best results were:

Hole L-23	0.161 opt gold over 50 ft.	(5.522 gpt gold over 16.8m)
Including	0.235 opt gold over 15 ft.	(8.023 gpt gold over 4.6m)
& Including	0.278 opt gold over 15 ft.	(9.515 gpt gold over 4.6m)

This hole is important because it successfully expanded the higher grade mineralization 325 ft. (100 m) southwest of hole L-10 that previously returned 0.126 opt gold over 21 ft. (4.315 gpt gold over 6.4 m) and 500 ft. (152 m) southwest of hole RR04-07 that previous returned 0.249 opt gold over 60 ft. (8.520 gpt gold over 18.3 m).

Assay are pending for two holes drilled to further test extensions of the higher grade mineralization 200 ft. (60 m) to the southwest and to the northeast of Resurrection Ridge.

Exploration in the North Butte zone, northwest of Resurrection Ridge, was designed to better define the grade distribution of the mineralization in order to develop an initial resource estimate.  Drilling returned long intercepts of lower grade mineralization. The most significant results were:

Hole L-29	0.018 opt gold over 185 ft.	(0.600 gpt gold over 56.4m)
	0.022 opt gold over 30 ft.	(0.760 gpt gold over 9.1m)

Hole L-18	0.024 opt gold over 20 ft.	(0.832 gpt gold over 6.1m)
	0.022 opt gold over 90 ft.	(0.760 gpt gold over 27.4m)
Including	0.111 opt gold over 5 ft.	(3.791 gpt gold over 1.5m)

Exploration also tested a possible connection between the mineralization at Resurrection Ridge and the mineralization at North Butte. Based on the drill results US Gold believes that these are two separate zones (See Figure 2).

2. Testing Continuity Between Mineralized Areas

Our exploration model based on this year’s drill results, along with surface geochemistry and geologic mapping, suggests that the higher grade gold mineralization discovered at Resurrection Ridge has the potential to exist along a trend 6 miles (10 km) to the northeast toward Ticup and 3 miles (5 km) to the southwest to an area known as Cadillac Valley (See Figure 1). Results for the first two holes at Ticup returned a best intercept of 0.020 opt gold over 40 ft. (0.690 gpt gold over 12.2m). Despite being low-grade these early results help support our model because the mineralization found at Ticup is similar to that at North Butte. With the increased level of knowledge obtained from this year’s exploration program, US Gold is hopeful that its 2008 exploration program will expand the higher grade mineralization to the northeast and southwest.

3. Initial Resource Estimate

Metallurgical testing and geological modeling to determine the potential amount of recoverable gold is currently underway in preparation for an initial resource estimate at Limo. Past drilling has identified numerous areas of mineralization, however many of the historic results are not compliant with today’s reporting standards for mineralized resources. US Gold is currently analyzing where further drilling needs to be done to complete future resource estimate updates. The initial resource estimate is expected to be released during the second quarter of 2008.

MEXICO - MAGISTRAL

US Gold acquired property in Mexico including the Magistral Mine (See Figure 3) in Sinaloa State when it completed its acquisition of Nevada Pacific Gold earlier this year. The Magistral Mine produced approximately 70,000 ounces of gold from 2002-2004 before it was shutdown due to higher than anticipated operating costs and a lack of working capital when gold was approximately US$400 per ounce.

As winter conditions limit the Company’s ability to explore certain properties in Nevada, US Gold will be initiating its first exploration program at the Magistral Mine in early 2008.  The focus of this program will be to explore for the possible extensions of the La Prieta high-grade vein and to identify other similar veins. Some of the more exciting drill results previously obtained on the property include:

Hole M-773	0.274 opt gold over 113 ft.	(9.40 gpt gold over 34.4m)
Including	0.460 opt gold over 62.2 ft.	(15.76 gpt gold over 19.0m)

Hole M-774	0.163 opt gold over 74.3 ft.	(5.61 gpt gold over 22.7m)
Including	0.409 opt gold over 26.4 ft.	(14.02 gpt gold over 8.1m)

Hole M-728	0.166 opt gold over 93.5 ft.	(5.68 gpt gold over 28.5 m)
Including	0.487 opt gold over 24.6 ft	(16.66 gpt gold over 7.5 m)

Numerous vein structures have been identified on property immediately surrounding the mine site, which totals approximately 37 sq. miles (96 sq. km). US Gold’s total property position in the region is approximately 475 sq. miles (1,230 sq. km), providing an excellent opportunity to discover additional vein style mineralization.

2007 CORPORATE ACHIEVEMENTS

One year after announcing US Gold would attempt to consolidate the Cortez Trend the Company successfully completed three simultaneous takeovers and grew our land position from 36 to 170 square miles (93 to 440 sq. km). During the process we incurred many delays with the SEC, issues with target company’s auditors and with US-Canadian tax related issues. Proposing to do something that is new and has never been tried before confounds regulatory precedents. With our consolidation now complete we have assembled one of the largest and more attractive land positions along this prolific gold trend.

The reason we decided to consolidate this land package was to increase our odds of success. Our goal in Nevada is to find a major high-grade deposit like Cortez Hills, which is situated 10 miles (16 km) north of US Gold’s Tonkin property.

Our exploration in 2007 was successful on several fronts. We were able to confirm the gold mineralization at Tonkin, which has increased our level of confidence in the project. This new data is important because it will help determine the projects economics at today’s higher gold price. US Gold also received encouraging results from Limo, which has made this property one of our top priorities. Aided by the new results obtained this year at Limo we are now in the process of preparing an initial resource estimate. This will provide US Gold a foundation at Limo and sets the stage for future growth.

ABOUT US GOLD

US Gold Corporation is a United States based gold exploration company aggressively exploring in Nevada. The Company has a large land position and a strong treasury. US Gold’s shares trade on the American and Toronto Stock Exchanges under the symbol UXG.

QUALIFIED PERSON

This news release has been prepared under the guidance of Curt Everson, Vice-President of Exploration, and Steve Brown, Senior Geologist, who are Qualified Persons as defined by National Instrument 43-101 and are responsible for program design and quality control of exploration undertaken by the Company at its Nevada properties. All samples were analyzed by ALS Chemex.

All assays are uncut, with analysis conducted by ALS Chemex utilizing a 30 gram fire assay charge with an AA finish. Sample length is by geologic boundary with a maximum 5 foot length and core recovery averages 95-98%. Quality assurance/quality control is assured by inserting standards and blanks every 40th sample and check assays sent to a second lab every 20th sample.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

For further information contact:

William F. Pass	Ana Aguirre
Vice President and Chief Financial Officer	Investor Relations
Tel: (303) 238-1438	Tel: (647) 258-0395
Fax: (303 238-1724	Toll Free: (866) 441-0690
bill@usgold.com	Fax: (647) 258-0408
165 South Union Blvd., Suite 565	info@usgold.com
Lakewood, CO 80228	99 George Street, 3rd Floor
Toronto, ON M5A 2N4

Table 1 - Results

Hole No.	Target Area	Hole Length		Assay Interval		Gold Assay		Gold Assay
		(feet) (Angle)		From (feet)	To (feet)	Length (feet)	Ounces per ton	Length (meters)	Grams per tonne
Resurrection Ridge/North Butte (Limo Project)
L-14	Limo	360 (-90	°)			NS		NS
L-15	Limo	500 (-90	°)			NS		NS
L-16	Limo	300 (-90	°)	105	125	20	0.019	6.1	0.660
L-17	Limo	550 (-90	°)	100	120	20	0.013	6.1	0.460

L-18	Limo	500 (-90 including	º)	155 210 270 320	175 300 275 340	20 90 5 20	0.024 0.022 0.111 0.008	6.1 27.4 1.5 6.1	0.832 0.760 3.791 0.290
L-20	Limo	724 (-70	°)	284 319	301 348	17 29	0.012 0.016	5.2 8.8	0.400 0.540
L-22	Limo	294 (-90	°)			NS		NS
L-23	Limo	614 including including (-60	°)	140 145 165 584	190 160 180 599	50 15 15 15	0.161 0.235 0.278 0.020	15.2 4.6 4.6 4.6	5.522 8.023 9.515 0.700
L-24	Limo	500 (-90	°)	245 270 505	255 365 520	10 95 15	0.012 0.011 0.019	3.1 29.0 4.6	0.400 0.377 0.661
L-25	Limo	580 (-90	°)			NS		NS
L-27	Limo	880 -60		735 795	750 805	15 10	0.011 0.016	4.6 3.0	0.360 0.550
L-28	Limo	780 (-60	°)	530	540	10	0.014	3.1	0.480
L-29	Limo	780 -90		395 620	580 650	185 30	0.018 0.022	56.4 9.1	0.600 0.760
Ticup Area (Limo Project)
LT01	Ticup	800 (-50	°)			NS		NS
LT02	Ticup	650 (-50	°)	400	440	40	0.020	12.2	0.690

NS - No Significant Gold Assays                      Holes 19, 21, 26 did not reach their target depth.

US GOLD: LIMO PROJECT AREA
FIGURE 1

LT01/02
Ticup
Resurrection
Ridge
Area Shown
in Figure 2
Cadillac
Valley
NEVADA
Limo
Reno
Las
Vegas
Target Areas
New Drill Holes
Gold Soil Anomalies
LT01 Drill Hole #
Property Boundary
N
0
2
Miles
0
3
Km

December 12, 2007

US GOLD: RESURRECTION RIDGE / NORTH BUTTE
FIGURE 2

North Butte Zone
RR04-07
L-18/20
L-24
Open
L-17/27
Resurrection
Ridge
L-16
L-15
L-10
L-29
L-14
L-23
L-28
Open
L-22/25
Resurrection
Ridge
N
Miles
Km
Historic Production
93,000 Gold oz.
N
0
500
Feet
0
150
Meters
New Drill Holes
Oct. 2007 Holes
Historic Drill Holes ≥ 0.25 opt
Historic Drill Holes 0.10 opt - 0.24 opt
Historic Pit
Mineralized Trends

December 12, 2007

US GOLD: MAGISTRAL, MEXICO
FIGURE 3

Mine Site
Deep La Prieta
High-Grade
La Prieta Vein
Sinaloa State, Mexico
Magistral
Pacific
Ocean
Culiacan
0
100
Miles
0
150
Km
Mineralized Gold Veins
Open Pit Outline
N
0
2000
Feet
0
600
Meters

December 12, 2007